Exhibit 99.1

VIAVID

communications simplified.

Aurora Acquisitions Corporation

Partnership with Better

May 11, 2021

C O R P O R A T E P A R T I C I P A N T S

Patrick Lenihan, Vice President, Communications, Better.com

Thor Bjorgolfsson, Chairman, Aurora Acquisitions Corporation

Arnaud Massenet, Chief Executive Officer, Aurora Acquisitions Corporation

Prabhu Narasimhan, Chief Investment Officer, Aurora Acquisitions Corporation

Vishal Garg, Chief Executive Officer, Better.com

Kevin Ryan, Chief Financial Officer, Better.com

P R E S E N T A T I O N

Patrick Lenihan

Hello and thank you for joining us today. My name is Patrick Lenihan, Vice President of Communications at Better.

This recording and the associated document may contain forward-looking statements within the meaning of the Safe Harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 by our offices and representatives. Forward-looking statements are neither historical facts nor assurances of future performance. For further details are on our Safe Harbor guidance, please see the attached slide deck.

With that, we'll begin the call.

Thor Bjorgolfsson

Hi. Thanks, everyone, for joining us today. I'm Thor Bjorgolfsson. I'm Chairman of Aurora Acquisitions Corporation.

We're very excited to be here today and I'm joined here today by the folks at Aurora including Arnaud and Prabhu, as well as Vishal and Kevin from Better. We're very excited to be partnering with Vishal, Kevin and the rest of the Better team on its transition from a private to a public company. We searched for a technology company that was a large, addressable market opportunity and a well-developed digitally native platform. Better checked all of those boxes and I'd like to provide you a little bit more info on Aurora and where we're from.

Our sponsor is Novator Capital, which is an investment firm. I found it focused on the tech sector across a wide variety of situations, from traditional private equity to specialty situations. We take an active ownership approach and we focus on execution and operational excellence, giving us ranking proprietary deal sourcing across a wide set of disruptive technology companies. We saw the opportunity to raise a SPAC to invest in a strong management team with a long-term vision. We evaluated over a dozen opportunities. And after a process of deep and thorough diligence, it became evident that Better was the most compelling opportunity given the strength of the team, position of the company in the market, and it's proprietary platform. While this is a franchise deal for us, and it's likely we will raise an additional SPAC in the future, we are very excited to focus on Better at this stage.

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Finally, from my side, it's important to note that we are committed long-term investors, and I believe strongly in the long-term opportunity here, and that's evident by our commitment to investing a significant amount of our own capital into the transaction at this stage.

Let me pass it over to Arnaud.

Arnaud Massenet

Thank you very much, Thor.

We are all very excited to announce this transaction. It was clear to us that Better was the most compelling merger partner due to strong growth, unparalleled leadership, and as an industry disruptor through its unique and differentiated technology. Further, we believe that the opportunity came at a highly attractive entry point from a valuation perspective. We are excited about this transaction, as we believe all of our attributes we bring to the table outlined on the slide will be important in partnering with Better.

Now I will pass it along to Prabhu, our CIO.

Prabhu Narasimhan

Thanks, Arnaud.

We are very pleased to partner with Better, an emerging market leader with proven executive management led by Vishal. It has an attractive business model on a highly scalable digital platform. We believe that in today's market, the opportunity to invest in high-growth businesses which are built for profitability such as Better is very scarce. We look forward to partnering with the company to accelerate its growth further, post-merger.

Now I'll turn it over to Vishal Garg, CEO of Better, to share with you his excitement about the company that he and his team have built.

Vishal Garg

I'm super proud to partner with Thor, Arnaud, and Prabhu as we continue to make homeownership more affordable, more accessible and just plain better for all Americans and eventually everyone else.

The opportunity set in front of us is so massive and one of the most important things that any of us as humans do, which is buy or sell a home for our children's sake, for our parents' sake, for our family's sake. And then from there, all of the things that are associated in and around the home, whether it's financing, whether it's ensuring that we have appropriate title, whether the home is insured against natural disasters or climate change. How do we figure out how to mow the lawn, clear the weeds, clear the snow. And then on top of that, how do we take care of the other people and the other things that we have inside our home such as our children and their education, or the car that we drive; or specifically coming out of COVID, what happens if something untoward happens to one of the people that are paying for the home.

There is some amazing technology that we are building with the goal to be the home for every consumer's home, all in one roof, with one click, at the lowest price and with zero commissions.

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The way we do it is powered by the assembly of the property data graph on every home and the financial data graph on every customer; and then from there, matching those two strings of data that we have taken from APIs, from third-party data sources, and from the consumer and enable them to be qualified for all of the products that they would need to live a better life.

Let me tell you a little bit about how we're doing that and how that has helped us become the fastest growing homeownership platform in America.

We've grown from doing just under $5 billion of transactions in 2019 to $24 billion of transactions in 2020. And we've already done $14 billion of transactions in the first quarter of 2021. And we expect to do over $57 billion in 2021 annualized and then continue to grow to make our mission of making home better for all Americans really as big as possible.

Our customers have rewarded us with the ability to generate revenue and profitable growth. From 2019, $89 million of revenue, to 2020 where we did $876 million of revenue to what we expect to continue to be rapid growth towards the target of $5 billion of revenue by 2023. We believe in growth that is financially sustainable and growth that generates value for our customer. And if we do a good enough job of generating value for our customer, they're going to make sure we are able to generate value for our shareholders and our employees, because they're going to want us to exist.

What we do is really hard, and we say we're our customer-first company, but it's technology that allows us to be better for our customers. Whether it's leveraging our technology to reduce prices, to surface the widest range of products available to a consumer that they can get approved for, and then to match them instantly and frictionlessly to these products. We do it all in one integrated platform. We started with home finance. We added one-click title insurance, then one-click homeowners insurance, and one-click realtor matching.

We did these things not to grow our total addressable market; that was a consequence. We did it because it helped us serve our customers needs. Our pure digital platform allows us to communicate with consumers and service needs, service tension, service frictions, service where they're not being met in the way that they're wanting to be met in a really beautiful way; and it services those things and we're able to then respond to them. Each of these products that we've gone into, we've gone into because a customer or group of customers told us they had this need, that it was broken. Our matching engine: built by one of my founding partners and CTO, Erik Bernhardsson, who built the matching engine on Spotify, where matching consumers to the music that they would love across the broadest music catalog possible.

It's funny. When we started five years ago, people always asked me, what does music recommendations have to do with mortgages? I said it's actually, at a data level, very similar. You have a person with a set of attributes, some which change and some which do not. You have a property with a set of attributes, some which change and some which do not. And then investors have a set of eligibility criteria and pricing, which changes on a regular basis multiple times throughout the course of the day. And actually what we've done here is very similar. Dating sites are two-way matching engines. A music listening site that also incorporates your friends is a three-way matching engine. We've got a four-way matching engine that we have built for consumer finance and home, aggregating over $1 trillion of demand from our 37-plus investors on our platform, every year.

To fulfill that demand and to fulfill that match, we've also built a workflow engine, Tinman, which is the first supervised learning network for consumer finance. What it does is it taskifies and automates special underwriting functions and enables us to provide our customers super fast turnaround times, really low rates, certainty of decisions, and most importantly, allows us to take the expert labor where all the rules and all the criteria were hidden in someone's mind, sitting in a bank branch or a central processing facility, and exposes them to the consumer. Because of our model where we're helping to intermediate and finance the asset but we're doing it to our investor network, we have a supremely capital-lite business model, supremely asset-lite business model. We do not retain any assets on our books. We don't hold any MSRs on our books. We average hold a loan for around 15 days and then deliver it to its end owner. In doing so, we are generating revenues, fees, and service income, which is very different from any traditional consumer finance company or bank.

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We have grown in the past five years from less than seven people in a 3,000 square foot space above a Chipotle on Bleecker Street to over 7,000 mission-driven consumer-focused employees in multiple locations in the United States and around the world. Fifty-four percent of our population is minority, half is female, we're headquartered in New York, and each and every one of us comes with a variety of technology, legal, mortgage, financial markets experience. But most importantly, we care about the customer. We are a customer-driven company where every single person in the company knows that in all of the hierarchies, the customer comes first.

We are unique in that this homeownership market is so massive: over $15 trillion as you aggregate everything, massive, 15% of U.S. GDP, five million homes purchased annually, 80% of consumer credit in the United States are mortgages. Our average customer has 65% of their net worth in the home equity that they wire to us when they go and close on a home. Every home purchase requires at least one insurance product, sometimes three or four.

Yet the whole thing is so, so broken. Consumers deal with repetitive data requests, massive fees, all this money. I just remember, there's only two people with their hand in their pockets pulling money out at the closing table, if any of you have ever bought a house. One is the homebuyer and the second is the mortgage company. Everybody else, 10-plus people have their hands out, "Oh, I get this piece. I get this piece. Oh, I charge this home survey fee. Oh, I had to subordinate your condo. Oh, I needed to get your Homeowners Association documents. You need flood insurance. You need title insurance." Why do I need title insurance if this property stood on a place which was once water? It's obvious that you don't.

But there are all these transactions and all of them together makes the process over two months long, over 500 pages to do one transaction, and 10% cost. There used to be a business called retail stock brokerage that, prior to the 1970s, would cost you 2% in and 2% out, and you had to sell your shares of Coca-Cola stock, get the money in your account, and then you could buy your shares of IBM stock, and that whole process took 30 days. Now we have near-instant settlement and zero transaction costs. Yet, during that entire period of time, a one-bedroom apartment in a condo building in midtown Manhattan still costs 6% in and out and 10% when it's all said and done even though it's been there forever, it's been transacted numerous times, there's 35 things that look exactly the same. I saw this when I went to go buy a house for myself and my family. I saw it was so broken.

I said, there's got to be something better. I want to be able to walk into an open house, pull out my phone, be able to get pre-approved, figure out how much I want to pay for the house, know what my monthly payment is going to be and send my offer letter to the realtor while I'm standing in the house that me and my family want to buy. That was six years ago.

Today, in March 2021, 68,209 consumers got pre-approved for over $25 billion of home financing in an average of 14 minutes on better.com through the process that we have created.

Again, to give you some context, this is the top of the funnel. The pre-approval is when consumers come in and then they start shopping for a home. You can imagine the top of the funnel is massive relative even to the volume growth that we have seen. And we're just getting started, which is why we're so excited. Not only do we give you this amazing process that you cannot find anywhere else, on your mobile instantly, we deliver a lower rate, we guarantee it with our better price guarantee. You can see we've grown not by creating a premium product, but an everyday low prices product. We've grown and we've stayed the low-cost provider in this industry throughout our entire existence.

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On top of that, our customers fundamentally save over 14 days compared to the regular industry average when they're buying or refinancing their home. We save you time and we save you money. The money we save you is worth your time. In 2020, our refinance customers saved an average of $683 a month on their own payments.

Now, I know sometimes in the financing business and the finance business, we talked about lots of numbers with lots of zeroes. But to an average American family that's making $7,000 a month, that's our customer, that is like 10% more money, 10% more disposable cash for soccer games and violin classes and trips to Disneyland. All the stuff that makes life so rich. It's as if those kids whose parents got a refinance got an extra month of wages, got a month off. It's a real difference to people's lives.

Our whole platform, Tinman, yes, I know it's funny, but that's what it is.     It's a robot and our people give it the heart. Tinman intermediates the entire process flow. Unlike in a traditional real estate or mortgage finance transaction where the loan officer or the realtor, the commissioned counterparty, is the hero of the transaction and tells everybody else what to do, Tin-man tells all of our third-party service providers, pulls the data automatically, tells our Better team members who are customer focused, and our investors what needs to happen to make the process better, faster, cheaper. It's very, very different from the way a commission broker works.

The workflow engine is stunning in its desire and capability to automate processes. Not just to save money, but actually to save time and inject certainty. You don't have to wait to know when the appraisal was scheduled because the commission loan broker comes into the office at 9:00 AM and then get through his calls and so on and so forth. The appraisal is scheduled as soon as the machine knows the appraisal's schedule and the appraisers on of their way, it's telling you, Mr. Consumer. As soon as it gets the appraisal report back, it's telling you, Mr. Consumer. If there's something off, its intermediating that to an expert. All of these processes that we’ve been able to shrink the time of has injected delight to the customer.

Over the past five years, we've gone from over 92 tasks that were in bulk in the machine to over 425 discrete tasks, because we've kept broadening the layer of utility and the variety of products that our machine can provide. We've gone from 66 fully automated tasks to 391 automated tasks. The reason I tell you all this is that we take these human-generated tasks, we do them inside the machines, then the machine starts to do them, and then they're automated. That's why we call it true supervised learning. We hope that we get to eventual true AI, which is an unsupervised learning network where consumers’ attributes and investors’ criteria matched instantly and with zero friction.

If there's one company in the entire mortgage industry globally that's going to do that,     it’s going to be us because we've been doing it.

Our core goal right now is to continue to compress the time. In the industry on average, over 100 hours of manual labor is spent in assembling that 500 page document that you sign at closing called the loan file with all the disclosures and so on and so forth. In 2018, our average was 38 hours, and you can see the range. There were some loans that took as little as 20 hours and there are others that took them as much as 100 hours. We've kept moving that bell curve left. In Q4 2020 we're down to 29 hours.

We got some loans, 20% of our production that take less than 10 hours to do. Even assuming all the awesome people that we have in our labor cost per hour, we're talking about savings that are 90% of the industry. We're just going to keep getting better. This enables not only our customers to experience better, but our employees are happier and far more productive. Because they are mission-focused, not commissioned-focused, they are helping 16 families a month. That's unreal.     Because they are happier, because they're not commissioned, yet we're able to generate market share continuously. They're all shareholders. We are able to lower the cost of this not by sacrificing on the quality of labor involved, but actually upgrading the quality of labor. And through productivity and no commissions, still have cost that are 50% below the industry average. I'll give you a real-life example.

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Jen, she's been in the business two years. She's got a half an assistant and she does 67 loans a month on the Better platform. Before this, she was a social worker.

Mark, he's been in the business for 30 years. You can look him up. He is in the Scotsman Guide, top-three originators by volume in 2019. He's got over 10 assistants. He does 43 loans a month, and on each of them he's taking home like five grand, I estimate.      Mark is making two-hundred grand a month. He drives a fancy car. He reminds me of what my dad's Merrill Lynch broker looked like in the 1980s.

We have to ask where are the customers. Yes. For those of you guys who are old school and would remember that book. The fact of the matter is, is what Charles Schwab and e-trade did to the traditional commissioned stockbroker. Time just forgot the mortgage in real estate industry and now the internet has finally shown up and we're here to make it better. What's more, the fact is the machine has far fewer underwriting errors, is less prone to all sorts of compliance headaches, less prone to fraud, and fundamentally outperforms the industry and it's legion of hundreds of thousands of underwriters. Why? Because it follows the rules that the investors want. We have far fewer underwriting errors.

Then even more, we thought if we gave everyone a better mortgage with a better rate, with a better monthly payment, would they outperform? We've seen, even though we have the broadest underwriting criteria and we're able to do the full Fannie Mae criteria without any overlays whatsoever, our credit performance of our customers is far superior to the average mortgage originator. We were blessed to be able to help so many consumers in 2020 and grow.

In March 2020, we had COVID and the pandemic hit. The mortgage servicers were in complete disarray to enact the CARES Act, liquidity dried up across the system. Except for Better. Because our performance of our customers, because they had a better mortgage at a better rate with a lower, better monthly payment, just far exceeded the averages, so we had access to liquidity in the same way that some of the largest players did. We were able to lean in and say, “Let's help as many customers as possible refinance or buy a new home in what is happening." There is a real competitive advantage to the way we do our business.

Lastly, our business model at the tail end ultimately is a dynamic investor matching engine, very similar to how the ECNs revolutionized stock trading and order execution. We have built an ECN plus a marketplace for financing and for insurance. We've got 30-plus institutional investors, eight of the 10 largest banks, Fannie, Freddie, the FHA, all of whom whose underwriting criteria that we matched instantly those 200, 300 page documents and their pricing criteria on those 10 page spreadsheets, if you've ever seen them at a mortgage broker shop that they've got to remember and run down the grid instantly.

This is not like bulk pools or spec pools or securitization. This is at a loan by loan level. I'm not trying to sell you a CD with 14 songs. I'm going to let you listen to any particular one, anytime you want, Mr. Investor. What we've done is, by creating a loan platform that allows each marginal new investor to bid each specific loan so they can rebalance their portfolios on a regular basis in a $15 trillion asset class with over $184 billion of daily trading volumes, we are able to access and effectively provide an overlay, which is a whole loan overlaid onto that market. It allows us to continuously deliver a superior product to investors and earn premiums from investors over the traditional mortgage investor or mortgage originators Fannie Mae did. In doing so, we're able to then generate surplus alpha that we can take out and deliver back to the consumer.

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When we got started, we knew that Better would take a long time to become a brand that was well known in the industry. The credit crisis had elapsed, it was 2014, it was going to take time for consumers to trust someone in the mortgage industry, because we had to actually deliver on our promise. Some people ask me, "What's our moat?" The fact that we actually deliver on Better. When my customers, service reps say, "Hey, it's in the name. We have to deliver it, or Vishal is going to come after us." It's true. It's in the name. But we also knew that there were a whole host of amazing partners who have been doing great work for their customers, in financial services and beyond, who had exited the mortgage business or had not offered the product to the customer set that they have, because fundamentally the product set and the product providers were broken.

We've been able to partner with American Express to create a home concierge for their Card Members. Ally Bank to run Ally Home Loans, where we've grown that business when Ally was doing it using their own system and their technology from $1 billion a year to $1 billion a month. To Progressive, who most recently invested in our Series D and who's insurance customers, when they come in for homeowners insurance policy, are now able to finance or refinance a home. All of this either fully white-labeled or co-branded with Better, all in service of one thing.

I wanted to share something that a customer sent to me. Now the name's been anonymized. This is 2018, and I was going on and on about a better rate. We should give people a better rate, we should would give people a better experience. This has been in our decks all since then because this customer helped me realize what it was actually about. I'm going to read it for you because if you take away one slide in this entire deck, is this one. "This is my first experience shopping for a house. I used other online mortgage companies but found that your Company's portal was much easier to use. I was able to increase my budget by $30,000 due to the Better 30-year fixed rate you pre-approved me for, compared to the other companies where I was pre-approved. This makes a huge difference to my family and myself as we can now afford to shop for houses in better school zones, with shorter commutes to my work. Keep it up. It's companies like yours that are starting to turn the tide and restore sanity to the financing."

It hit me. It's not about a better rate; it's not about a better experience; it's not about digital. It is what it does for you, which it gets you a better house in a better school district with a shorter commute so you can spend more time with your family and you can send your kids to a better school. That is what it's about. And ultimately, people do not buy houses for $325,000 or $350,000. For most people, that is more money than they’re ever going to see, ever. They buy houses for $1,500 a month and $35,000 down, and you don't want a 4.375% rate compared to an overall online rate of 5%. This was in 2018. What that means for this person, it means they can buy a $350,000 house, not a $325,000 house that they were also looking at. That is the difference: better mortgage, better homeowners insurance, better title insurance, better realtor. Better everything equals a better house for me and my family for the next 30 years.

Our growth flywheel compounds every single time we deliver on that promise. Every single customer who we get a better house or we save money through a better refi gets us more customers, which lets us lower prices, which lets us grow our organic traffic.

We haven't bought TV ads. You haven't seen us on the radio. You haven't seen us in subway car takeovers. You haven't seen us do all the things that startups and big companies do. There are no actors or actresses showing our product. There are no commercials all over the place. There is no golf classic. There is no fishing tournament. Nothing.

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What there is, is everyday low prices, awesome customer support, an unbelievable range of products, and massive data that is being used by us to help make our customers' lives cheaper, faster, better.

We're so early in making homeownership better for everyone. Our annual addressable spend is $15 trillion. The U.S. residential real estate market, the total value is $34 trillion. Global residential real estate is $164 trillion. And it's broken pretty much everywhere. Most of it hasn't changed since the days of English common law, which were laid out in the Magna Carta when the Lord no longer owned all the land in the land, and so you had to have a way for people to sell stuff and borrow money against land. This is what we're doing. We're not even just taking this industry from the 1970s to the 2020s. We are literally taking it from the 1200s to the 2000s.

We're reaching an inflection point to achieving exponential growth. I am going to hand it off to my partner and our CFO, Kevin Ryan, to step in here for me.

Kevin Ryan

Thank you, Vishal.

Before we dive into the numbers, just a few points on how we think about growth and manage our business.

First off, we're trying to change an industry; and therefore, we first focus on growing our customer base and helping more people achieve their homeownership treatments. Consistent with that mission from an operational and financial perspective, we focus on delivering exceptional transaction volume and market share growth, delivering exceptional revenue growth, and consistently lowering our manufacturing costs, which we believe are already significantly lower than the industry average. All of this will allow us to build the world's best homeownership platform.

As you can see on the left, Better currently operates in three core business lines: home finance, one-click title and one-click homeowners insurance, and Better real estate. Better real estate is rapidly growing through hiring of in-house agents. As you can see on the right, we are rapidly growing our business and pushing to obtaining 5% market share by 2023.

Let's talk about profitability. We believe Better is already the market leader in digitization and automation and we believe we already have the lowest manufacturing costs in the industry.

As to our actual financials, 2020 was an exceptional year for Better. Our direct-to-consumer take rate was 3.9% or over $12,000 a loan.

On the left column, you can see we laid out management's view of a normalized 2020. Our entire mission is to eliminate commissions, reduce fees, and deliver the best rates to our customers. Accordingly, we have worked with Mackenzie and believe that over a full 10-year cycle, take rates, or gain on sale margins, should average around 3.25% for the industry.

We aim to deliver more value to our customers and grow our business quicker than the industry; and therefore, we should average at approximately 2.75%, or $9,000 a loan. At $9,000 a loan, with our leading manufacturing costs, we would have been profitable in 2020. And we will be much more profitable in the future, as we grow volume, scale our business, and better cover our research and development, engineering, hiring, and fixed cost base.

Our goal is to be the home for every consumers' home; and therefore, we're building a leading, integrated homeownership platform. As you can see on this page, we're just getting started in growing our insurance business. We incurred no additional marketing spends, and we are growing revenue much faster than the leading fintech players in insurance.

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We are blitz-scaling our Better real estate business, aggressively hiring agents, and expanding the markets in which we serve. Our TAM is huge in BRE and we believe there were approximately 7.5 million real estate transactions that occurred in 2020 alone. Like mortgage, we will grow this business without paying commissions, and by delivering superior value to our customers.

With that, I'll turn it over to Prabhu, to cover the transaction overview and valuation.

Prabhu Narasimhan

Thanks, Kevin.

We are pleased to partner with Better to support Vishal and Better's vision to make Better the home for your homeownership platform.

This transaction values Better at a pre-equity transaction value of $6.9 billion and a pro forma equity transaction value of $7.8 billion. The transaction is expected to close in the second half of 2021, subject to regulatory approvals.

We believe that the transaction is highly attractive, given Better's strong growth rates and the tremendous opportunity we see ahead. We are proud to have identified such an innovative and disruptive, data-driven technology company to combine with.

Thank you for your time.

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Important Information for Investors and Shareholders

This communication relates to a proposed transaction between Aurora Acquisition Corp. (“Aurora”) and Better HoldCo, Inc. (“Better”). This communication does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Aurora intends to file a registration statement on Form S-4 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”), which will include a document that serves as a prospectus and proxy statement of Aurora, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all Aurora shareholders. Aurora also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of Aurora are urged to read the Registration Statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction. Neither the SEC nor any securities commission or any other U.S. or non-U.S. jurisdiction has approved or disapproved of the business combination or information included herein.

Investors and security holders will be able to obtain free copies of the Registration Statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Aurora through the website maintained by the SEC at www.sec.gov. The documents filed by Aurora with the SEC also may be obtained free of charge at Aurora’s website at https://aurora-acquisition.com/ or upon written request to Aurora Acquisition Corp., 20 North Audley Street, London W1K 6LX, United Kingdom, Attention: Arnaud Massenet, Chief Executive Officer, +44 (0)20 3931 9785.

Participants in the Solicitation

Aurora and its directors and executive officers may be deemed participants in the solicitation of proxies from Aurora’s stockholders with respect to the business combination. A list of the names of those directors and executive officers and a description of their interests in Aurora is contained in Aurora’s registration statement on Form S-1, which was initially filed with the SEC on February 12, 2021, and is available free of charge at the SEC’s web site at sec.gov, or by directing a request to Aurora Acquisition Corp., 20 North Audley Street, London W1K 6LX, United Kingdom, Attention: Arnaud Massenet, Chief Executive Officer, +44 (0)20 3931 9785. Additional information regarding the interests of such participants will be contained in the Registration Statement when available.

Better and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Aurora in connection with the business combination. A list of the names of such directors and executive officers and information regarding their interests in the business combination will be contained in the Registration Statement when available.

Forwarding Looking Statements

This communication only speaks as of May 11, 2021 and contains, and related discussions may contain, “forward-looking statements” within the meaning of U.S. federal securities laws. These statements include descriptions regarding the intent, belief, estimates, assumptions or current expectations of Aurora, Better or their respective officers with respect to the consolidated results of operations and financial condition, future events and plans of Aurora and Better. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan”, “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements are not historical facts, and are based upon management’s current expectations, beliefs, estimates and projections, and various assumptions, many of which are inherently uncertain and beyond Aurora’s and Better’s control. Such expectations, beliefs, estimates and projections are expressed in good faith, and management believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates and projections will be achieved, and actual results may differ materially from what is expressed in or indicated by the forward-looking statements. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Better is experiencing significant changes within the mortgage lending and servicing ecosystem which have magnified such uncertainties. In the past, actual results have differed from those suggested by forward-looking statements and this may happen again.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, Better’s performance, capabilities, strategy, and outlook; our expectations regarding the sustainability of Better’s rapid growth and its ability to manage its growth effectively; the demand for Better’s solutions and products and services, including the size of Better’s addressable market, market share, and market trends; Better’s ability to operate under and maintain Better’s business model; Better’s ability to develop and protect its brand; our expectations regarding financial performance including Better’s operational and financial targets; our estimates regarding expenses, future revenue, capital requirements and Better’s need for additional financing; the degree of business and financial risk associated with certain of Better’s loans; the high volatility in, or any inaccuracies in the estimates of, the value of Better’s assets; any changes in macro-economic conditions and in U.S. residential real estate market conditions, including changes in prevailing interest rates or monetary policies and the effects of the ongoing COVID-19 pandemic; Better’s expectations regarding the impact of the COVID-19 pandemic on Better’s business including on the volume of consumers refinancing existing loans, Better’s ability to produce loans, liquidity and employees; Better’s competitive position; Better’s ability to improve and expand its information technology and financial infrastructure, security and compliance requirements and operating and administrative systems; Better’s future investments in its technology and operations; Better’s intellectual property position, including its ability to maintain, protect and enhance Better’s intellectual property; the need to hire additional personnel and Better’s ability to attract and retain such personnel; Better’s ability to obtain additional capital and maintain cash flow or obtain adequate financing or financing on terms satisfactory to us; the effects of Better’s existing and future indebtedness on its liquidity and Better’s ability to operate our business; our expectations concerning relationships with third parties; Better’s plans to adopt the secured overnight financing rate (“SOFR”); the impact of laws and regulations and Better’s ability to comply with such laws and regulations including laws and regulations relating to fair lending, real estate brokerage matters, title and settlement services, consumer protection, advertising, tax, title insurance, loan production and servicing activities, data privacy, and anti-corruption; any changes in certain U.S. government-sponsored entities and government agencies, including Fannie Mae, Freddie Mac, Ginnie Mae and the FHA; Aurora’s expectations regarding the period during which we will qualify as an emerging growth company under the JOBS Act; the increased expenses associated with being a public company; and Better’s anticipated use of existing resources and the proceeds from the business combination.

There may be other risks not presently known to us or that we presently believe are not material that could also cause actual results to differ materially. Analysis and opinions contained in this communication may be based on assumptions that, if altered, can change the analysis or opinions expressed. In light of the significant uncertainties inherent in the forward-looking statements included in this communication, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this report will be achieved, and you are cautioned not to place substantial weight or undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date they are made and, Aurora and Better each disclaims any obligation, except as required by law, to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Data

The data contained herein is derived from various internal and external sources we believe to be reliable. No representation is made as to the reasonableness of the assumptions within or the accuracy or completeness of any projections or modeling or any other information contained herein. Accordingly, any liability in respect of the information contained herein or in respect of this communication (including in respect of direct, indirect or consequential loss or damage) is expressly disclaimed. Any data on past performance or modeling contained herein is not an indication as to future performance, and each of Better and Aurora disclaims any obligation, except as required by law, to update or revise the information in this communication, whether as a result of new information, future events or otherwise.